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                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

         We, the signatories of Amendment 2 to the statement on Schedule 13D filed with respect to the Common Stock of T-3 Energy Services, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.

Dated January 3, 2003

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
                                    FIRST RESERVE FUND VIII, L.P.

                                     By:  First Reserve GP VIII, L.P., General Partner
                                          By: First Reserve Corporation, General Partner

                                          By:  /s/ Thomas R. Denison
                                               ------------------------------------------
                                               Name:    Thomas R. Denison
                                               Title:   Managing Director

                                     FIRST RESERVE GP VIII, L.P.

                                     By:  First Reserve Corporation, General Partner

                                          By:  /s/ Thomas R. Denison
                                               ------------------------------------------
                                               Name:    Thomas R. Denison
                                               Title:   Managing Director

                                     FIRST RESERVE CORPORATION

                                     By:  /s/ Thomas R. Denison
                                          -----------------------------------------------
                                               Name:    Thomas R. Denison
                                               Title:   Managing Director
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